SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2002

JMAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

State of Delaware

(State or other jurisdiction of incorporation)

1-10515	68-0131180

(Commission File No.)	(IRS Employer Identification No.)

5800 Armada Drive, Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 602-3292

Not Applicable

(Former name of or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

     The Company is currently in a selection process for a new public accountant and expects to complete that process within the next several weeks. The rules of the Securities and Exchange Commission require the Company to file a Form 8-K once it has decided to dismiss its certifying accountant and to file a second Form 8-K once the Company has retained a new public accountant. On June 14, 2002, the Board of Directors of JMAR Technologies, Inc. (the “Company”), upon recommendation of its Audit Committee, decided not to continue to engage Arthur Andersen LLP (“Andersen”) as the Company’s principal public accountants.

     Andersen’s reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through June 14, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304 (a)(1)(v) of Registration S-K.

     The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen’s letter, dated June 19, 2002, stating that it had found no basis for disagreement with the statements contained therein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The following exhibit is filed as part of this report:

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 19, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 21, 2002	JMAR TECHNOLOGIES, INC. (Registrant)

	By:	/s/ DENNIS E. VALENTINE

Dennis E. Valentine Chief Financial Officer

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INDEX TO EXHIBITS

Located at Page

Exhibit 16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 19, 2002.	5

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